Exhibit 16.1

Deloitte & Touche LLP

1001 Woodward

Suite 700

Detroit, MI 48226-1904

USA

Tel:+1 313 396 3000

Fax:+1 313 396 3618

www.deloitte.com

June 3, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Conifer Holdings Inc.’s Form 8-K dated June 3, 2022, and have the following comments:

1.	We agree with the statements made in item 4.01 (a).
2.	We have no basis on which to agree or disagree with the statements made in Item 4.01 (b).

Yours truly,

/s/ DELOITTE & TOUCHE LLP